UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2022

FIGS, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40448	46-2005653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2834 Colorado Avenue, Suite 100
Santa Monica, California		90404
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (424) 300-8330

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	FIGS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Conversion of Tulco, LLC’s Shares of Class B Common Stock

On March 21, 2022, in connection with the Distribution (as defined below), Tulco, LLC (“Tulco”) converted all 6,300,000 shares of FIGS, Inc. (the “Company”) Class B common stock, $0.0001 par value per share (“Class B Common Stock”), then held by Tulco (the “Conversion”) into an equal number of fully paid and nonassessable shares of the Company’s Class A common stock, $0.0001 par value per share (“Class A Common Stock” and, together with the Class B Common Stock, “Common Stock”), pursuant to subsections 7.1 and 7.5 of Part A of Article IV of the Company’s amended and restated certificate of incorporation (the “Charter”).

Distribution of Tulco’s Shares of Common Stock

Following the Conversion, on March 21, 2022, Tulco distributed all 58,000,932 shares of Class A Common Stock then held by Tulco to its members on a pro rata basis, in-kind and without consideration (the “Distribution”), which prior to the Conversion and Distribution represented approximately 44.2% of the voting power of the Company’s outstanding Common Stock, based on 152,205,010 shares of Class A Common Stock and 12,496,339 shares of Class B Common Stock outstanding, each as of March 18, 2022. Of the 58,000,932 shares of Class A Common Stock subject to the Distribution, 27,409,480 shares were distributed to Thomas Tull, the largest member of Tulco, and his family trust (together, the “Tull Parties”), and 30,591,452 shares were distributed to Tulco’s other members.

Mr. Tull’s Purchase of Additional Shares of Class A Common Stock

Substantially concurrent with the Distribution, on March 21, 2022, Mr. Tull purchased 253,637 shares of Class A Common Stock in open market transactions (the “Purchase”), as disclosed in regulatory filings made by Mr. Tull.

Joinder to the Voting Agreement

On March 21, 2022, in connection with the Distribution and as contemplated by that certain voting agreement dated May 26, 2021 (the “Voting Agreement”), by and among the Company, Heather Hasson, Catherine Spear, Tulco and certain related persons and trusts party thereto (the “Existing Parties”), the Existing Parties and Tull Parties entered into an amendment and joinder (the “Joinder”) to the Voting Agreement, under which the Tull Parties were acknowledged as Permitted Transferees (as defined in the Charter) under the Voting Agreement and joined as parties to the Voting Agreement, with the same rights and obligations as the other Investor Parties (as defined in the Voting Agreement) thereto.

The Voting Agreement, previously filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and the Joinder, attached hereto as Exhibit 10.1, are incorporated herein by reference. The foregoing descriptions of the Voting Agreement and Joinder do not purport to be complete and are qualified in their entirety by the full text of the Voting Agreement and Joinder, respectively.

Ownership Following the Conversion, Distribution, Purchase and Joinder

Giving effect to the Conversion, Distribution, Purchase and entry into the Joinder, (a) the Tull Parties own 27,663,117 shares of Class A Common Stock, which represent approximately 17.5% of the Company’s outstanding Class A Common Stock and 9.8% of the voting power of the Company’s outstanding Common Stock, each based on the number of shares outstanding as of March 18, 2022, and (b) on an aggregate basis, Ms. Hasson, Ms. Spear, their respective affiliated trusts and the Tull Parties together represent approximately 53.7% of the voting power of the Company’s outstanding Common Stock, based on the number of shares outstanding as of March 18, 2022.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amendment and Joinder to Voting Agreement, by and among FIGS, Inc., Heather Hasson, Catherine Spear, Tulco, LLC, Thomas Tull and certain related persons and trusts
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIGS, INC.

Date:	March 23, 2022	By:	/s/ Todd Maron
		Name: Title:	Todd Maron Chief Legal Officer